UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 22, 2026

Arcellx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41259	47-2855917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including zip code)

(240) 327-0630

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 22, 2026, Arcellx, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gilead Sciences, Inc., a Delaware corporation (“Parent”), and Ravens Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step transaction, consisting of a tender offer followed by a subsequent merger of Purchaser with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”), to acquire all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), other than any Shares owned immediately prior to the effective time of the Merger by the Company (including shares held in the Company’s treasury) and any Shares owned both as of the date of the commencement of the Offer and immediately prior to the effective time of the Merger by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, for (x) $115.00 per Share (the “Closing Amount”), net to the seller in cash, without interest and subject to any required withholding of taxes, and (y) one contractual contingent value right (a “CVR”), which will represent the right to receive one contingent payment of $5.00 per CVR, in cash, without interest and subject to any required withholding of taxes, payable upon the achievement of a specified milestone in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”), to be entered into with a rights agent selected by Parent and reasonably acceptable to the Company (the “Rights Agent”) (the Closing Amount plus one (1) CVR together, the “Offer Price”). The Offer will initially remain open for a minimum of 20 business days from the date of commencement of the Offer, subject to possible extension pursuant to the terms of the Merger Agreement.

The obligation of Purchaser to consummate the Offer is subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including that there will have been validly tendered, and not validly withdrawn, in the Offer a number of Shares that, considered together with all other Shares owned by Purchaser and its affiliates, represent one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer (the “Minimum Condition”). In addition, the obligation of Purchaser to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality exceptions), material compliance by the Company with its covenants under the Merger Agreement, the expiration or termination of the waiting period applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, other specified notices, approvals or clearances in accordance with foreign antitrust laws having been given and obtained, the absence of any law or order prohibiting the consummation of the Offer or the Merger in any jurisdiction in which Parent or the Company has material business operations, and other customary closing conditions set forth in the Merger Agreement. Consummation of the Offer is not subject to a financing condition.

As soon as practicable following the consummation of the Offer, subject to the terms and conditions of the Merger Agreement, the Merger will be effected under Section 251(h) of the Delaware General Corporation Law, as amended (“DGCL”), without a meeting or vote of the Company’s stockholders.

At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares owned by the Company (including shares held in the Company’s treasury), (ii) Shares owned both as of the date of the commencement of the Offer and immediately prior to the effective time of the Merger by Parent, Purchaser, or any other direct or indirect wholly owned subsidiary of Parent, (iii) Shares irrevocably accepted for purchase pursuant to the Offer and (iv) Shares held by stockholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the effective time of the Merger) will be converted into the right to receive (A) the Closing Amount in cash, in each case without any interest thereon, subject to any withholding of taxes, plus (B) one (1) CVR (the “Merger Consideration”).

At the Effective Time, each option to purchase Shares (each, a “Company Option”) that is then outstanding and unexercised, whether or not vested, and which has a per share exercise price that is less than the Closing Amount, will be canceled and converted into the right of the holder to receive (x) (subject to any applicable withholding taxes) a lump-sum cash payment equal to (i) the excess (if any) of (a) the Closing Amount over (b) the per Share exercise price subject to such Company Option, multiplied by (ii) the total number of Shares subject to such Company Option immediately prior to the Effective Time, plus (y) one (1) CVR for each Share subject to such Company Option immediately prior to the Effective Time. At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, and which has a per share exercise price that is equal to or greater than the Closing Amount, will be canceled with no additional consideration payable therefor.

At the Effective Time, each award of restricted stock units with respect to Shares (each, a “Company RSU”) that is then outstanding, whether or not vested, will be canceled and converted into the right of the holder to receive (x) (subject to any applicable withholding taxes) a lump-sum cash payment equal to (i) the Closing Amount, multiplied by (ii) the total number of Shares subject to such Company RSU immediately prior to the Effective Time (with the number of Shares underlying any Company RSUs that are subject to performance-based vesting conditions determined based on achievement of actual performance in connection with the Merger, as determined by the Company’s board of directors (the “Board”) or a committee thereof) and (y) one (1) CVR for each Share subject to such Company RSU immediately prior to the Effective Time.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to the terms, limitations and conditions of the Merger Agreement, the parties will use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Offer and the Merger and make effective the other transactions contemplated by the Merger Agreement. The Company has agreed that, subject to certain exceptions, during the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company will, and will cause its subsidiary to, conduct its business in the ordinary course of business consistent with past practice and will not take certain actions, in each case, as set forth more fully in the Merger Agreement.

From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “No-Shop Period”), the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.

Notwithstanding the limitations applicable during the No-Shop Period, prior to the acceptance of the Shares validly tendered and not validly withdrawn pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”), the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to, and engage in or otherwise participate in discussions or negotiations with, third parties with respect to a bona fide unsolicited written alternative acquisition proposal that the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Offer (as defined in the Merger Agreement), if failing to do so would be inconsistent with the Board’s fiduciary duties under applicable legal requirements.

Prior to the Offer Acceptance Time, the Board may, in certain circumstances, subject to the terms of the Merger Agreement, (i) change its recommendation that the Company’s stockholders tender their Shares in the Offer or (ii) terminate the Merger Agreement to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction for a Superior Offer (such agreement, a “Specified Agreement”), subject to the Company’s compliance with certain notice and other specified conditions set forth more fully in the Merger Agreement, including a requirement that the Company give Parent the opportunity to negotiate and propose revisions to the terms of the Merger Agreement during a period following notice.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (i) the Company to terminate the Merger Agreement in order to enter into a Specified Agreement and (ii) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation with respect to the Offer. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee in the amount of $260,000,000.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Purchaser. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by documents filed with, or furnished to, the U.S. Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (iii) have been qualified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (iv) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (v) were made as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (vi) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Contingent Value Rights Agreement

At or prior to the Offer Acceptance Time, Parent and the Rights Agent will enter into the CVR Agreement. Pursuant to and subject to the terms and conditions of the Merger Agreement, holders of Shares (other than certain exceptions detailed in the Merger Agreement), will be entitled to one CVR for each Share outstanding (A) that Purchaser accepts for payment from such holder pursuant to the Offer or (B) owned by or issued to such holder as of immediately prior to the effective time of the Merger and converted into the right to receive the Merger Consideration from Purchaser pursuant to the Merger Agreement. Each holder of Company Options (as defined in the Merger Agreement) and Company RSUs (as defined in the Merger Agreement) will be entitled to one CVR for each Share subject to such Company Option or Company RSU immediately prior to the effective time of the Merger. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument, and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser, the Company or any of their affiliates.

Each CVR will represent a non-tradable contractual contingent right to receive one contingent payment in an amount equal to $5.00 per CVR, in cash, without interest (except deemed interest for tax purposes, as applicable), payable if, after the closing of the Merger, the cumulative worldwide Sales (as defined in the CVR Agreement) of the Company’s anitocabtagene autoleucel (“anito-cel”) product exceed $6.0 billion on or prior to December 31, 2029.

There can be no assurance that any CVR Payment will be received.

The foregoing description of the form of CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Tender and Support Agreements

On February 22, 2026, in connection with the execution and delivery of the Merger Agreement, entities affiliated with New Enterprise Associates, entities affiliated with SR One Capital Fund I Aggregator, L.P., each of the Company’s directors and executive officers and certain other members of the Company’s management team (collectively, the “Support Stockholders”), solely in their respective capacities as stockholders of the Company, each entered into a tender and support agreement (collectively, the “Support Agreements”) with Parent and Purchaser, pursuant to which each Support Stockholder agreed, among other things, (i) to tender all of its, his or her Shares, (ii) to vote against other proposals to acquire the Company and for any proposal for the Merger and (iii) to certain other restrictions on its, his or her respective ability to take actions with respect to the Company and its or his or her Shares. The Support Stockholders collectively own or control an aggregate of approximately 10.3% of the outstanding Shares as of February 19, 2026. Each of the Support Agreements will terminate upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination thereof by written notice from Parent to the Support Stockholders or (d) any amendment or change to the Merger Agreement or the Offer that is effected without the Stockholder’s consent that decreases the amount, or changes the form, of consideration payable to all stockholders of the Company pursuant to the terms of the Merger Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirely by reference to the form of Support Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 23, 2026, the Company and Parent issued a joint press release announcing (i) the execution of the Merger Agreement and (ii) the acceptance by the U.S. Food and Drug Administration of the Biologic License Application for anito-cel, the Company’s BCMA-targeting ddCAR product candidate being evaluated in patients with relapsed or refractory multiple myeloma, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor will it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2026, by and among the Company, Parent and Purchaser.*

10.1	Form of Tender and Support Agreement.

10.2	Form of Contingent Value Rights Agreement.

99.1	Press Release dated as of February 23, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Schedules, exhibits and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules, exhibits and annexes upon request by the SEC.

Additional Information and Where to Find It

The Offer has not yet commenced. This communication is for informational purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell securities of the Company or any other entity, nor is it a substitute for any tender offer materials that Parent, Purchaser or the Company will file with the SEC. A solicitation and an offer to buy securities of the Company will be made only pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. The Offer to Purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be sent to all stockholders of the Company at no expense to them. The Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents will be made available for free at the SEC’s website at www.sec.gov. Investors and securityholders may also obtain, free of charge, the Solicitation/Recommendation Statement on Schedule 14D-9 and other related documents that the Company has filed with or furnished to the SEC under the “SEC Filings” section of the Company’s investor relations website at https://ir.arcellx.com/financials/sec-filings.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” “believes,” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Offer, the Merger and other related matters, prospective performance and opportunities, post-closing operations and the outlook for the businesses of the Company and Parent, including, without limitation, the ability of Parent to advance the Company’s product pipeline; the possibility of unfavorable results from clinical trials; regulatory applications and related timelines; and any assumptions underlying any of the foregoing. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) the risk that the Offer or the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; (x) the risk that no CVR Payments will be made under the CVR Agreement; and (xi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024 and any subsequent Form 10-Qs. Any forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof other than as required by law. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCELLX, INC.

Date: February 23, 2026	By:	/s/ Rami Elghandour
Rami Elghandour Chief Executive Officer